Exhibit 99.1

Applied DNA Sciences Appoints Robert B. Catell to Its

Board of Directors

Chairman of New York State Smart Grid Consortium and Advanced Energy

Research and Technology Center at Stony Brook University To Assist in Energy,

Power Authority and Railway Markets

STONY BROOK, N.Y.(October 14, 2016) -- Applied DNA Sciences (Applied DNA), Inc. (NASDAQ: APDN), a provider of DNA-based supply chain, anti-counterfeiting, authentication, genotyping and anti-theft technologies,has appointed Robert B. Catell to its Board of Directors. As a globally recognized leader of major energy utilities, Mr. Catell will assist in Applied DNA’s expansion into the protection of critical infrastructure in power grids and railways.

Mr. Catell currently serves as Chairman of the New York State Smart Grid Consortium and Chairman of the Advanced Energy Research and Technology Center (AERTC) at Stony Brook University. He served on the Board of New York State Energy Research & Developmental Authority and is on the NYS Economic Development Power Allocation Board. Among other accomplishments, Mr. Catell was formerly Chairman and CEO of KeySpan Corporation and KeySpan Delivery (formerly Brooklyn Union Gas), and Chairman of National Grid, U.S. and Deputy Chairman of National Grid plc, upon National Grid’s acquisition of KeySpan. He also serves on the Board of several business and not-for-profit organizations. He has been Chairman of Applied DNA Sciences’ Strategic Advisory Board since its inception in February 2016. His appointment to Applied DNA’s Board of Directors increases the size of the Board to seven members.

Dr. James Hayward, President and CEO of Applied DNA Sciences, said, “Having worked with Bob throughout the past several months, we have been impressed by his knowledge and insight into important markets that include protecting critical infrastructure as well as power grids and railways. With Bob now a member of our Board of Directors, we look forward to his continued leadership and contributions as we work toward expanding our presence in these markets.”

Mr. Catell said, “Protection of assets in the power and transportation industries is critical not only to the agencies that run these businesses but to our citizens as well. I look forward to taking an even more active role in helping the team at Applied DNA enter and succeed in these markets.”

Mr. Catell received his bachelor’s and master’s degrees in mechanical engineering from the City College of New York and is a registered Professional Engineer. He has attended Columbia University’s Executive Development Program as well as the Advanced Management Program at the Harvard Business School.

About Applied DNA Sciences

We make life real and safe by providing botanical-DNA based security and authentication solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. Our patented DNA-based solutions can be used to identify, tag, track, and trace products, to help assure authenticity, traceability and quality of products. SigNature® DNA describes the platform ingredient that is at the heart of a family of uncopyable, security and authentication solutions such as SigNature® T and fiberTyping®, targeted toward textiles and apparel, DNAnet®, for anti-theft and loss prevention, and digitalDNA®, providing powerful track and trace. All provide a forensic chain of evidence, and can be used to prosecute perpetrators. We are also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction.

Go to adnas.com for more information, events and to learn more about how Applied DNA Sciences makes life real and safe. Common stock listed on NASDAQ under the symbol APDN, and warrants are listed under the symbol APDNW.

Forward-Looking Statements

The statements made by APDN in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 14, 2015,and our subsequent quarterly reports on Form 10-Q filed on February 10, 2016, May 12, 2016 and August 11, 2016 which are available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact:Debbie Bailey, 631-240-8817,debbie.bailey@adnas.com media contact: Susan Forman, Dian Griesel Int’l., 212-825-3210, sforman@dgicomm.com program contact: MeiLin Wan, 631-240-8849, meilin.wan@adnas.com web: www.adnas.com

twitter: @APDN